Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-264186) of HF Sinclair Corporation, and in the related prospectus,

2.Registration Statement (Form S-3 No. 333-263722) of HF Sinclair Corporation, and in the related prospectus, and

3.Registration Statement (Form S-8 No. 333-263721) pertaining to the HF Sinclair Corporation 2007 Long-Term Incentive Compensation Plan and HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan;

of our report dated February 23, 2022, except for Note 1 and Note 20, as to which the date is September 12, 2022, with respect to the consolidated financial statements of HollyFrontier Corporation, and our report dated February 23, 2022, with respect to the effectiveness of internal control over financial reporting of HollyFrontier Corporation included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Dallas, Texas
September 12, 2022